Exhibit 99.1- Press Release

ESTEEM WIRELESS MODEMS

PRESS RELEASE

ELECTRONIC SYSTEMS TECHNOLOGY INC. ANNOUNCES ESTABLISHMENT OF ESTEEM (tm) WIRELESS MODEMS DBA

KENNEWICK, WASHINGTON --- September 13, 2007 --- Electronic Systems Technology, Inc. (EST) (OTC: ELST), manufacturer of the ESTeem(tm) product line of wireless modems, announced today their establishment of a "doing business as" or "DBA" structure, based on the Company’s registered trade name of ESTeem(tm) Wireless Modems. All other corporate structures, policies and stock ticker symbols will remain unchanged.

"Establishing ESTeem(tm) Wireless Modems as a DBA will provide us with additional flexibility in how our products and our Company are presented to the public, particularly in the marketing and tradeshow arenas. We feel that being able to present ourselves as our product, and also retain our established corporate identity will be very valuable for us" said Tom Kirchner, President and CEO of Electronic Systems Technology Inc.

Electronic Systems Technology, a publicly held Company since 1984, was the first Company to develop the wireless modem and receive the United States and Canadian patents for this technology. Electronic Systems Technology specializes in narrow band licensed, Ethernet licensed, and unlicensed wireless modems.

Contact EST for more details.

(EST) ELECTRONIC SYSTEMS TECHNOLOGY - 509-735-9092 (O)
415 N. QUAY ST. - KENNEWICK, WA 99336 - 509-783-5475 (FAX)
WWW.ESTEEM.COM